Exhibit 15.1

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We consent to the incorporation by reference in the Registration Statements on Form F-3 Registration No. 333-233136 and related prospectus and to the incorporation by reference in the Registration Statement on Form S-8 Registration No. 333-233958 of our report dated March 25, 2021 relating to the consolidated financial statements of Eltek Ltd. (the “Company”) appearing in the Annual Report on Form 20-F of the Company for the year ended December 31, 2020.

/s/ Brightman Almagor Zohar & Co.
Certified Public Accountants
A firm in the Deloitte Global Network Tel Aviv, Israel
March 25, 2021